UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2024

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On January 4, 2024, Lexaria Bioscience Corp. (“Lexaria”) announced the final results from its human pilot study (the “Study”) which evaluated a DehydraTECH™ processed dosage of the glucagon-like peptide-1 (“GLP-1”) drug semaglutide found in Rybelsus® against a parallel dosage of non-DehydraTECH processed Rybelsus®.  The Study was conducted in a university research center as a cross-over design over two study visits, one in November and the second in December, whereby all seven healthy subjects were dosed with each test article.

Results from the Study indicate at all 19 blood point sample time points, that the DehydraTECH GLP-1 blood semaglutide level was higher than the Rybelsus® control sample and that peak levels of semaglutide in blood were 43% higher in the DehydraTECH GLP-1 than in the Rybelsus® control sample.

Additional results indicated that:

•

subjects receiving the DehydraTECH GLP-1 processed semaglutide did not experience the side effects of moderate nausea and moderate diarrhea that the subjects taking the Rybelsus® control sample experienced

•

DehydraTECH GLP-1 reduced blood glucose to lower levels than the Rybelsus® control sample and was much more effective at maintaining consistently reduced blood glucose levels even after eating a standardized meal at the 240-minute mark and a standardized snack at the 360-minute mark

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated January 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.
/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date:	January 4, 2024

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